Exhibit 99.1

For Immediate Release

DIGITAL ALLY ANNOUNCES DVM-500M DIGITAL VIDEO SYSTEM FOR POLICE MOTORCYCLES

RESOLUTION OF STRATEGIC ALTERNATIVES PROCESS EXPECTED
IN FIRST QUARTER OF 2009

OVERLAND PARK, Kansas (December 22, 2008) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced the introduction of its new DVM-500M Digital Video System for police motorcycles and other mobile applications in the law enforcement and public safety markets.  The DVM-500M is expected to be available for the Company’s sales force and dealers for marketing purposes in February 2009, and shipments to customers are scheduled to commence before the end of the first quarter of 2009.

“We are excited to announce the introduction of our new DVM-500M system, which has been under development for the past year,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “The DVM-500M will allow police officers that ride motorcycles to have digital video capabilities similar to those provided by our DVM-500 In-Car Video System that is currently being used by law enforcement agencies in all 50 states and 17 foreign countries.  The DVM-500M utilizes the same advanced technology and solid state memory, but it is specifically designed for the harsh weather and environmental conditions encountered by police motorcycle officers.  We believe the DVM-500M will be quickly recognized as the most advanced video surveillance system on the market for motorcycle fleets, and it will significantly bolster the ability of motorcycle officers to document evidence of criminal activity on a ‘real-time’ basis.”

“An estimated 14% of police departments in the U.S., employing 60% of all officers, utilize motorcycles, including more than 9 in 10 departments serving a population of 100,000 or more,” continued Ross.  “BMW claims to be the largest seller of motorcycles for authority use worldwide, with more than 80,000 BMW motorcycles in official use in over 150 countries.  Motorcycle patrol officers in more than 3,000 police departments in the U.S. ride Harley-Davidson motorcycles.  The waterproof DVM-500M has also been designed for installation on boats and other watercraft operated by police and sheriff departments, marine patrol agencies, fish and game departments, the U.S. Coast Guard, and other law enforcement organizations.”

Some of the features of the DVM-500M include:

•	Small, compact and durable design
•	Weatherproof controls, monitor and camera
•	Ultra-bright, sunlight-readable monitor
•	Rugged and durable solid state memory for recording video and audio
•	Integrated GPS with “mark” feature
•	Up to 60 seconds of pre-event recording
•	Wireless microphone
•	Wireless download option

The Company also provided updates regarding some of the other new products that were introduced at the 115th Annual International Association of Chiefs of Police Conference and Exposition in October 2008.

The Company has already received over $1 million in orders (domestic + international) for its new DVM-750 In-Car Video System Integrated Into A Rear View Mirror, and initial shipments to customers should be underway prior to the end of this month.  The DVM-750, which is an upgrade to the DVM-500, includes the ability to connect up to three cameras, with two-camera simultaneous recording capabilities; an ultra-bright display (1000 Nits); an electronic locking door with key code access; D1 high-resolution video (720x480) utilizing the latest h.264 recording codec; and the new VoiceVault™ advanced wireless microphone with a transmission range of up to one mile and on-board memory that can record audio evidence when the officer is beyond the range of the in-car recording device.

Initial orders have also been received for the FirstVu™ Professional Wearable Digital Video/Audio Recording System, and the Company expects production and customer shipments to commence in the second quarter of 2009.  FirstVu™ can be attached to a law enforcement officer’s uniform and is designed to capture evidence of criminal activity on a “real-time” basis.  It has many of the features of the DVM series of In-Car Video Systems, without being “tethered” to the police cruiser or other vehicle.  Key features include easy-to-use four-button operation with vibrating notifications, infrared illumination for operation at night or in low-light conditions, a lithium polymer battery for up to five hours of continuous operation, pre-event recording capabilities, high-resolution video that records to reliable solid state memory, an integrated GPS with “mark” feature to record precise locations, and both LED and covert modes of activation.

Production of the DVM-250 Pro Event Recorder is also scheduled to commence in the second quarter of 2009.  The DVM-250 Pro is designed to record both audio and video of the circumstances surrounding an “event” that occurs while occupying or operating a motor vehicle.  It can also record events that occur when the vehicle is unattended and can be triggered manually by pushing a record button mounted on the rearview mirror, by a covert foot switch, or automatically through various sensors or conditions (e.g., sudden acceleration or deceleration in the speed of the vehicle).  The DVM-250 Pro has been developed for the transportation and fleet operator markets, including school buses, taxi cabs, limousines, motor coaches, utility vehicles, package delivery trucks, telecommunications vehicles, and even consumer vehicles.

“As we approach the end of 2008, which will be another record year for Digital Ally, we have continued to receive orders for immediate shipment, including a $650,000 order for DVM-500 systems from the Jackson, Mississippi Police Department, and a DVM-500 reorder from an international customer totaling more than $500,000,” continued Ross.  “We believe 2009 will be an exciting year, as the Company significantly expands its ‘addressable market’ through the broadening of its law enforcement products portfolio and entry into the mass transportation and commercial fleet operator markets.”

Finally, the Company announced that the “strategic alternatives” process that was announced in November is proceeding apace and, based upon currently available information, a resolution of the process is anticipated in the first quarter of 2009.  As previously announced, Digital Ally has retained Banc of America Securities LLC as its financial advisor in connection with the Company’s consideration of a range of strategic alternatives designed to enhance shareholder value.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is Digital Video Imaging and Storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company’s consideration of strategic alternatives will result in a transaction; the Company’s ability to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to continue to increase revenue and profits as forecast; its ability to continue to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the nine months ended September 30, 2008 as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com